For Release:    Immediately

Contact:        Craig A. Streem
                Vice President - Investor Relations
                847.564.6053

                Celeste M. Murphy
                Director - Investor Relations
                847.564.7568


Household EPS Grows More Than 20 Percent For 6th Consecutive Year

1997 Net Income Up 27 Percent To $686.6 Million;
EPS Up 22 Percent To $6.50

Q4 Net Income Up 33 Percent To $217.6 Million;
EPS Up 22 Percent To $1.98 On Greater Number Of Shares Outstanding

Prospect Heights, IL, January 21, 1998 -- Household International (NYSE: HI) today reported all-time record net income and earnings per share for the fourth quarter and year ended December 31, 1997. Full-year earnings per share of $6.50 rose 22 percent and net income increased 27 percent to $686.6 million.

Quarterly earnings per share totaled $1.98, a 22 percent increase from $1.62 for the fourth quarter of 1996, on a greater number of average shares outstanding. Net income rose 33 percent to an all-time quarterly record of $217.6 million, compared with $163.6 million a year earlier.

William F. Aldinger, Household's chairman and chief executive officer, said, "Household achieved another year of earnings per share growth in excess of 20 percent--the sixth consecutive year that we've done so. We grew revenues 18 percent and kept expenses essentially flat. We absorbed increased chargeoffs consistent with industry-wide trends and further strengthened our credit loss reserves. We also improved our return on managed assets.
Our return on equity exceeded 18 percent, even though we significantly increased our capital levels. Overall, it was a terrific year."

Mr. Aldinger added, "1997 was not only a record year, it was a year of investing in the long-term growth of our company. We acquired the consumer finance business of Transamerica Corporation and ACC Consumer Finance, an industry leader in non-prime auto finance. We expect both acquisitions to contribute to another record year in 1998."

Compared to the prior year, Household's managed portfolio of core receivables grew 8 percent, driven by increases in the home equity portfolio. Adjusted for sales of non-strategic portfolios, year-over-year growth was 11 percent.

In the fourth quarter, core receivables grew three percent, and excluding portfolio sales, were up five percent. MasterCard/Visa receivables increased 8 percent in the fourth quarter.

The company's quarterly managed net interest margin expanded to 7.60 percent from 7.31 percent a year ago and 7.56 percent in the third quarter. For the full year, Household's managed net interest margin widened to 7.48 percent, up from 7.07 percent in 1996. The wider margin in 1997 reflects a shift in portfolio mix toward higher yielding products and improved pricing.

Operating expenses totaled $470 million in the fourth quarter, up 12 percent from $419 million of a year ago. Most of this increase was due to the expanded domestic consumer finance and auto businesses as well as higher marketing expenses in the MasterCard/Visa business. Household's normalized managed efficiency ratio for the year improved to 36 percent from the 1996 level of 41 percent.

Annualized net chargeoffs for the fourth quarter dropped to 4.50 percent of average managed consumer receivables compared to 4.63 percent in the prior quarter. In the year-ago quarter, the chargeoff ratio was 3.59 percent. The sequential quarter drop was driven by an improved MasterCard/Visa chargeoff ratio, which declined to 5.74 percent from 6.42 percent in the third quarter. The full-year consumer chargeoff ratio increased from
3.35 percent in 1996 to 4.47 percent in 1997. Personal bankruptcies continued to be a significant factor in the level of chargeoffs. At December 31, two-months-and-over consumer delinquency was 4.82 percent of managed consumer receivables, compared with 4.62 percent at the end of the third quarter and 4.15 percent a year ago.

The company increased credit loss reserves by nearly $350 million during 1997. The ratio of reserves-to-managed receivables was 4.29 percent at year end compared to 3.75 percent a year ago and 4.10 percent at September 30, 1997. Total reserves to total nonperforming loans were 117 percent, compared to 119 percent a year ago.

Equity-to-managed assets improved to 9.3 percent at year end from 6.9 percent a year ago. For 1997, return on equity was 18.2 percent, and return on managed assets improved to 1.39 percent from 1.17 percent in 1996.

Household International, through its subsidiaries, is a leading provider of consumer finance and credit card products in the United States, Canada and the United Kingdom. HFC, one of Household's core businesses, is the oldest consumer finance company in the United States. Additionally, Household is also one of the nation's largest issuers of private-label and general purpose credit cards. Its principal card products include the GM Card and the AFL-CIO's Union Privilege card.

                                 # # #

December 31, 1997

Quarterly Financial Highlights
-------------------------------------------------------------------------------------------------------------------
Summary Managed Income Statement                                   Three Months Ended           % Change from Prior
($ millions)                                                 12/31/97    9/30/97   12/31/96         Qtr.       Year
-------------------------------------------------------------------------------------------------------------------
Managed-basis net interest margin and other revenues <F1>    $1,372.9   $1,280.5   $1,108.4           7.2%     23.9%
Managed-basis provision for credit losses <F1> <F2>             589.9      552.4      440.5           6.8      33.9
Operating expenses                                              470.0      442.7      419.1           6.2      12.1
Income taxes                                                     95.4       98.2       85.2          (2.9)     12.0
-------------------------------------------------------------------------------------------------------------------
Net Income                                                   $  217.6   $  187.2   $  163.6          16.2%     33.0%
===================================================================================================================

Common Stock Data
-------------------------------------------------------------------------------------------------------------------
Basis earnings per common share <F3>                         $   2.00   $   1.73   $   1.64          15.6%     22.0%
Diluted earnings per common share <F3>                           1.98       1.70       1.62          16.5      22.2
Average common and equivalent shares (millions)                 108.7      108.4       98.4           0.3      10.5
Common stock price
     High                                                    $ 129.63   $ 130.00   $  98.13          (0.3)     32.1
     Low                                                       108.38     108.44      82.50          (0.1)     31.4
     Period end                                                127.63     113.19      92.25          12.8      38.4
-------------------------------------------------------------------------------------------------------------------
Common shares outstanding at period end (millions)              107.2      106.9       97.1           0.3      10.4
Dividends declared per common share                          $   0.42   $   0.42   $   0.39             -       7.7
Book value per common share                                     42.13      40.38      30.30           4.3      39.0
===================================================================================================================

Key Ratios
-------------------------------------------------------------------------------------------------------------------
Return on average common shareholders' equity                    19.4%      17.4%      22.2%         11.5%    (12.6)%
Return on average owned assets                                   2.78       2.37       2.13          17.3      30.5
Return on average managed assets                                 1.69       1.47       1.36          15.0      24.3
Managed efficiency ratio, normalized                             34.6       35.1       38.8          (1.4)    (10.8)
Managed net interest margin                                      7.60       7.56       7.31           0.5       4.0
Total shareholders' equity as a percent of managed assets        9.33       9.23       6.90           1.1      35.2
===================================================================================================================

Twelve Months Financial Highlights
----------------------------------------------------------------------------------------------------
Summary Managed Income Statement                               Twelve Months Ended     % Change from
($ millions)                                                  12/31/97    12/31/96        Prior Year
----------------------------------------------------------------------------------------------------
Managed-basis net interest margin and other revenues <F1>     $4,935.4    $4,190.5              17.8%
Managed-basis provision for credit losses <F1><F2>             2,162.5     1,641.0              31.8
Operating expenses                                             1,743.7     1,727.2               1.0
Income taxes                                                     342.6       283.7              20.8
----------------------------------------------------------------------------------------------------
Net Income                                                    $  686.6    $  538.6              27.5%
====================================================================================================

Common Stock Data
----------------------------------------------------------------------------------------------------
Basic earnings per common share <F3>                          $   6.59    $   5.37              22.7%
Diluted earnings per common share <F3>                            6.50        5.31              22.4
Average common and equivalent shares (millions)                  103.8        98.3               5.6
Common stock price
     High                                                       130.00       98.13              32.5
     Low                                                         78.63       52.00              51.2
Dividends declared per common share                               1.62        1.46              11.0
====================================================================================================

Key Ratios
----------------------------------------------------------------------------------------------------
Return on average common shareholders' equity                     18.2%       18.9%             (3.7)%
Return on average owned assets                                    2.26        1.82              24.2
Return on average managed assets                                  1.39        1.17              18.8
Managed efficiency ratio, normalized                              36.0        40.8             (11.8)
Managed net interest margin <F4>                                  7.48        7.07               5.8
====================================================================================================

<F1> To aid analysis, net interest margin and other revenues and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in the portfolio.  Policyholders' benefits have been netted against other revenues.
<F2> Includes managed-basis net chargeoffs of $505.1 million in the fourth quarter of 1997, $507.0 million in the third quarter of 1997 and $377.1 million in the fourth quarter of 1996 and $1,916.4 million in 1997 and
     $1,299.8 million in 1996.
<F3> The company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (FAS No. 128),
     effective for financial statements issued for periods ending after December 15, 1997.  Under FAS No. 128, basic earnings per common share is computed excluding dilution caused by common stock equivalents such as stock options.  Diluted earnings per common share includes the effect of common stock equivalents.
<F4> Managed net interest margin as a percent of average managed interest-earning assets for 1997 and 1996 excludes temporary investments for pre-funding acquisitions in each year, and, in 1996, for the sale of the company's remaining consumer banking operations.  Including the impact of these temporary investments, managed net interest margin was 7.46 and 6.98 percent for 1997 and 1996, respectively.

Consolidated Statements of Income - Owned Basis
------------------------------------------------------------------------------------------------------------------------
                                                                           % Change
                                        Three Months Ended               from Prior      Twelve Months Ended
($ millions)                       12/31/97   9/30/97  12/31/96      Qtr.      Year      12/31/97   12/31/96   % Change
------------------------------------------------------------------------------------------------------------------------
Finance income                       $785.7    $790.0    $813.5      (0.5)%    (3.4)%    $3,057.2   $2,949.9        3.6 %
Other interest income                   6.6       6.2       9.2       6.5     (28.3)         36.8       80.6      (54.3)
Interest expense                      387.3     389.2     398.8      (0.5)     (2.9)      1,503.4    1,520.6       (1.1)
-----------------------------------------------------------------------------------------------------------------------
Net interest margin                   405.0     407.0     423.9      (0.5)     (4.5)      1,590.6    1,509.9        5.3
Provision for credit losses
  on owned receivables                239.2     257.8     222.3      (7.2)      7.6       1,042.0      759.6       37.2
-----------------------------------------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses         165.8     149.2     201.6      11.1     (17.8)        548.6      750.3      (26.9)
-----------------------------------------------------------------------------------------------------------------------
Securitization income                 359.1     366.5     307.1      (2.0)     16.9       1,400.6    1,149.0       21.9
Insurance revenues                     72.9      69.6      67.5       4.7       8.0         276.4      253.4        9.1
Investment income                      34.5      32.9      25.2       4.9      36.9         129.5      153.2      (15.5)
Fee income                            149.8     108.7      75.0      37.8      99.7         413.3      240.3       72.0
Other income                           42.8      48.8      37.0     (12.3)     15.7         189.3      232.4      (18.5)
-----------------------------------------------------------------------------------------------------------------------
Total other revenues                  659.1     626.5     511.8       5.2      28.8       2,409.1    2,028.3       18.8
-----------------------------------------------------------------------------------------------------------------------
Salaries and fringe benefits          167.0     168.7     154.5      (1.0)      8.1         639.5      564.3       13.3
Occupancy and equipment expense        51.4      52.5      46.2      (2.1)     11.3         207.9      209.8       (0.9)
Other marketing expenses               95.9      86.5      86.9      10.9      10.4         337.7      354.4       (4.7)
Other servicing and
  administrative expenses             113.6      92.6      94.8      22.7      19.8         400.2      455.0      (12.0)
Amortization of acquired
  intangibles and goodwill             42.1      42.4      36.7      (0.7)     14.7         158.4      143.7       10.2
Policyholders' benefits                41.9      47.6      45.5     (12.0)     (7.9)        184.8      229.1      (19.3)
-----------------------------------------------------------------------------------------------------------------------
Total costs and expenses              511.9     490.3     464.6       4.4      10.2       1,928.5    1,956.3       (1.4)
-----------------------------------------------------------------------------------------------------------------------
Income before income taxes            313.0     285.4     248.8       9.7      25.8       1,029.2      822.3       25.2
Income taxes                           95.4      98.2      85.2      (2.9)     12.0         342.6      283.7       20.8
-----------------------------------------------------------------------------------------------------------------------
Net Income                            217.6     187.2     163.6      16.2      33.0         686.6      538.6       27.5
-----------------------------------------------------------------------------------------------------------------------
Preferred dividends                    (2.8)     (2.9)     (4.2)     (3.4)    (33.3)        (11.8)     (16.7)     (29.3)
-----------------------------------------------------------------------------------------------------------------------
Earnings available to common
  shareholders                       $214.8    $184.3    $159.4      16.5%     34.8%     $  674.8   $  521.9       29.3%
=======================================================================================================================
Effective tax rate                     30.5%     34.4%     34.2%    (11.3)%   (10.8)%         33.3%      34.5%     (3.5)%
-----------------------------------------------------------------------------------------------------------------------

Balance Sheet Data
----------------------------------------------------------------------------------------------
($ millions)                                                12/31/97      9/30/97     12/31/96
----------------------------------------------------------------------------------------------
Owned assets                                               $30,302.6    $30,650.8    $29,594.5
Managed assets                                              51,868.4     50,289.2     48,120.9
Managed receivables                                         45,376.8     44,083.4     42,593.4
Debt                                                        22,718.9     23,201.5     23,595.2
Trust originated preferred securities                          175.0        175.0        175.0
Preferred stock                                                150.0        150.0        205.0
Common shareholders' equity                                  4,516.2      4,316.1      2,941.2
Total shareholders' equity as a percent of managed assets       9.33%        9.23%        6.90%
==============================================================================================

Consolidated Statements of Income - Managed Basis
-------------------------------------------------

Securitizations and sales of consumer receivables are an important source of liquidity and capital management for the company. The company continues to service the securitized receivables after such receivables are sold, and retains a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the income statement. Net interest margin, non-interest income such as interchange fee income and provision for credit losses related to receivables sold are reported net in securitization income.


Managed Basis
-------------

                                                                                                               % Change
                                                        Three months ended                                   from Prior
($ millions)                          12/31/97     <F1>        9/30/97     <F1>      12/31/96     <F1>     Qtr.    Year
-----------------------------------------------------------------------------------------------------------------------
Finance income                       $ 1,559.0    13.82%     $ 1,532.8    13.71%    $ 1,444.1    13.49%    1.7 %    8.0 %
Other interest income                      6.6     6.66            6.2     6.65           9.2     5.58     6.5    (28.3)
Interest expense                         704.0     6.21          689.9     6.14         658.7     6.06     2.0      6.9
-----------------------------------------------------------------------------------------------------------------------
Net interest margin                      861.6     7.60%         849.1     7.56%        794.6     7.31%    1.5      8.4
Provision for credit losses              589.9                   552.4                  440.5              6.8     33.9
-----------------------------------------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses            271.7                   296.7                  354.1             (8.4)   (23.3)
-----------------------------------------------------------------------------------------------------------------------
Insurance revenues                        72.9                    69.6                   67.5              4.7      8.0
Investment income                         34.5                    32.9                   25.2              4.9     36.9
Fee income                               403.0                   327.7                  229.6             23.0     75.5
Other income                              42.8                    48.8                   37.0            (12.3)    15.7
-----------------------------------------------------------------------------------------------------------------------
Total other revenues                     553.2                   479.0                  359.3             15.5     54.0
-----------------------------------------------------------------------------------------------------------------------
Total costs and expenses                 511.9                   490.3                  464.6              4.4     10.2
-----------------------------------------------------------------------------------------------------------------------
Income before income taxes               313.0                   285.4                  248.8              9.7     25.8
Income taxes                              95.4                    98.2                   85.2             (2.9)    12.0
-----------------------------------------------------------------------------------------------------------------------
Net income                           $   217.6               $   187.2              $   163.6             16.2 %   33.0 %
=======================================================================================================================
Average managed receivables:
     Home equity                     $10,995.0               $11,119.2              $ 8,453.9             (1.1)%   30.1 %
     Auto finance <F3>                   697.0                       -                      -                -        -
     MasterCard/Visa <F4>             17,529.5                17,345.1               18,044.1              1.1     (2.9)
     Private label                     5,644.8                 5,671.2                5,292.8             (0.5)     6.7
     Other unsecured                   8,850.8                 9,079.9                8,658.8             (2.5)     2.2
-----------------------------------------------------------------------------------------------------------------------
     Core products                    43,717.1                43,215.4               40,449.6              1.2      8.1
-----------------------------------------------------------------------------------------------------------------------
     First mortgage                      440.6                   496.9                1,375.6            (11.3)   (68.0)
     Commercial                          819.4                   842.3                1,001.3             (2.7)   (18.2)
-----------------------------------------------------------------------------------------------------------------------
     Total                            44,977.1                44,554.6               42,826.5              0.9      5.0
Average noninsurance investments         396.6                   372.7                  659.0              6.4    (39.8)
-----------------------------------------------------------------------------------------------------------------------
Average managed interest-
  earning assets                     $45,373.7               $44,927.3              $43,485.5              1.0 %    4.3 %
=======================================================================================================================

------------------------------------------------------------

                                      12/31/97     <F1>       12/31/96     <F1>      % Change
---------------------------------------------------------------------------------------------
Finance income                       $ 5,935.4    13.68%     $ 5,273.7    13.30%         12.5 %
Other interest income                     36.8     6.04           80.6     5.69         (54.3)
Interest expense                       2,691.7     6.12        2,489.8     6.06           8.1
---------------------------------------------------------------------------------------------
Net interest margin                    3,280.5     7.48%<F2>   2,864.5     7.07%<F2>     14.5
Provision for credit losses            2,162.5                 1,641.0                   31.8
---------------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses          1,118.0                 1,223.5                   (8.6)
---------------------------------------------------------------------------------------------
Insurance revenues                       276.4                   253.4                    9.1
Investment income                        129.5                   153.2                  (15.5)
Fee income                             1,244.5                   916.1                   35.8
Other income                             189.3                   232.4                  (18.5)
---------------------------------------------------------------------------------------------
Total other revenues                   1,839.7                 1,555.1                   18.3
---------------------------------------------------------------------------------------------
Total costs and expenses               1,928.5                 1,956.3                   (1.4)
---------------------------------------------------------------------------------------------
Income before income taxes             1,029.2                   822.3                   25.2
Income taxes                             342.6                   283.7                   20.8
---------------------------------------------------------------------------------------------
Net income                           $   686.6               $   538.6                   27.5 %
=============================================================================================
Average managed receivables:
     Home equity                     $ 9,576.9               $ 8,616.7                   11.1 %
     Auto finance <F3>                   282.6                       -                      -
     MasterCard/Visa <F4>             17,669.1                15,750.7                   12.2
     Private label                     5,671.4                 4,822.2                   17.6
     Other unsecured                   8,754.2                 7,615.4                   15.0
---------------------------------------------------------------------------------------------
     Core products                    41,954.2                36,805.0                   14.0
---------------------------------------------------------------------------------------------
     First mortgage                      565.8                 1,717.8                  (67.1)
     Commercial                          867.1                 1,116.9                  (22.4)
---------------------------------------------------------------------------------------------
     Total                            43,387.1                39,639.7                    9.5
Average noninsurance investments         609.1                 1,417.4                  (57.0)
---------------------------------------------------------------------------------------------
Average managed interest-
  earning assets                     $43,996.2               $41,057.1                    7.2%
==============================================================================================

<F1>  % Columns: comparison to appropriate earning assets, annualized.
<F2>  Managed net interest margin as a percent of average managed interest-earning assets for
      1997 and 1996 excludes temporary investments for pre-funding acquisitions in each year, and, in 1996, for the sale of the company's remaining consumer banking operations.
      Including the impact of these temporary investments, managed net interest margin was 7.46 and 6.98 percent for 1997 and 1996, respectively.
<F3>  Prior to the quarter ended December 31, 1997, auto finance receivables were not significant and were included in other unsecured receivables.
<F4>  MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and
      VISA USA Inc., respectively.

Receivables Analysis
-----------------------------------------------------------------------------------------------------------------------
                                                                                                    % Change from Prior
Managed Portfolio ($ millions)                              12/31/97       9/30/97      12/31/96        Qtr.       Year
-----------------------------------------------------------------------------------------------------------------------
The combination of receivables owned and receivables which have been sold to public and private investors with limited recourse.
Home equity                                                $11,059.1     $10,976.8     $ 7,985.4         0.7 %     38.5 %
Auto finance <F1>                                              883.4             -             -           -          -
MasterCard/Visa                                             18,264.3      16,878.8      18,737.4         8.2       (2.5)
Private label                                                5,707.9       5,605.1       5,587.0         1.8        2.2
Other unsecured                                              8,291.3       9,303.5       8,620.2       (10.9)      (3.8)
-----------------------------------------------------------------------------------------------------------------------
Core products                                               44,206.0      42,764.2      40,930.0         3.4        8.0
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                                 396.6         482.9         725.6       (17.9)     (45.3)
Commercial                                                     774.2         836.3         937.8        (7.4)     (17.4)
-----------------------------------------------------------------------------------------------------------------------
Managed portfolio                                          $45,376.8     $44,083.4     $42,593.4         2.9%       6.5%
=======================================================================================================================

Receivables (% of Managed Portfolio)
-----------------------------------------------------------------------------------------------------------------------
Home equity                                                     24.4%         24.9%         18.7%
Auto finance <F1>                                                1.9             -             -
MasterCard/Visa                                                 40.3          38.3          44.0
Private label                                                   12.6          12.7          13.1
Other unsecured                                                 18.2          21.1          20.3
-----------------------------------------------------------------------------------------------------------------------
Core products                                                   97.4          97.0          96.1
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                                   0.9           1.1           1.7
Commercial                                                       1.7           1.9           2.2
-----------------------------------------------------------------------------------------------------------------------
Total                                                          100.0%        100.0%        100.0%
=======================================================================================================================

Receivables ($ millions)
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                             $   396.6     $   482.9     $   725.6       (17.9)%    (45.3)%
Home equity                                                  7,933.2       7,605.0       3,647.9         4.3        100+
Auto finance <F1>                                              487.5             -             -           -          -
MasterCard/Visa                                              5,927.3       5,668.6       8,587.7         4.6      (31.0)
Private label                                                4,682.9       5,230.1       5,070.0       (10.5)      (7.6)
Other unsecured                                              3,609.3       4,622.1       5,098.0       (21.9)     (29.2)
Commercial                                                     774.2         836.3         937.8        (7.4)     (17.4)
-----------------------------------------------------------------------------------------------------------------------
Total owned receivables                                     23,811.0      24,445.0      24,067.0        (2.6)      (1.1)
-----------------------------------------------------------------------------------------------------------------------
Accrued finance charges                                        377.5         414.9         397.6        (9.0)      (5.1)
Credit loss reserve for owned receivables                   (1,082.2)     (1,062.7)       (900.2)        1.8       20.2
Unearned credit insurance premiums and claims reserves        (228.4)       (216.2)       (184.6)        5.6       23.7
Amounts due and deferred from receivable sales               1,847.1       1,632.5       1,561.0        13.1       18.3
Reserve for receivables serviced with limited recourse        (862.3)       (746.5)       (696.0)       15.5       23.9
-----------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                                23,862.7      24,467.0      24,244.8        (2.5)      (1.6)
-----------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
Home equity                                                  3,125.9       3,371.8       4,337.5         (7.3)    (27.9)
Auto finance <F2>                                              395.9             -             -            -         -
MasterCard/Visa                                             12,337.0      11,210.2      10,149.7         10.1      21.6
Private label                                                1,025.0         375.0         517.0          100+     98.3
Other unsecured                                              4,682.0       4,681.4       3,522.2            -      32.9
-----------------------------------------------------------------------------------------------------------------------
Total receivables serviced with limited recourse            21,565.8      19,638.4      18,526.4          9.8      16.4
-----------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                             $45,428.5     $44,105.4     $42,771.2          3.0%      6.2%
=======================================================================================================================

<F1> Prior to the quarter ended December 31, 1997, auto finance receivables were not significant and were included in other unsecured receivables.
<F2> Auto finance receivables were previously securitized by ACC Consumer Finance Corporation before its acquisition in October 1997.

/TABLE

Credit Quality/Credit Loss Reserves
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($ millions)                                             12/31/97              9/30/97             12/31/96
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Two-Months-and-Over Contractual Delinquency
As a percent of managed consumer receivables, excludes commercial.
-----------------------------------------------------------------------------------------------------------------
First mortgage                                              10.35 %               9.27 %               9.49 %
Home equity                                                  4.17                 3.41                 3.96
Auto finance <F1>                                            2.09                    -                    -
MasterCard/Visa                                              3.05                 3.17                 2.71
Private label                                                6.75                 6.54                 5.50
Other unsecured                                              8.30                 7.28                 6.13
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Total                                                        4.82 %               4.62 %               4.15 %
=================================================================================================================

Quarter-to-Date Chargeoffs, Net of Recoveries
As a percent of average managed consumer receivables, annualized, excludes commercial.
-----------------------------------------------------------------------------------------------------------------
First mortgage                                               1.29 %               1.21 %               0.30 %
Home equity                                                  0.80                 0.77                 1.18
Auto finance <F1>                                            5.31                    -                    -
MasterCard/Visa                                              5.74                 6.42                 4.66
Private label                                                5.39                 4.99                 3.70
Other unsecured                                              6.18                 5.93                 4.18
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Total                                                        4.50%                4.63 %               3.59 %
=================================================================================================================

Nonperforming Assets
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Nonaccrual managed receivables                           $  973.5             $  894.3             $  778.5
Accruing managed receivables 90 or more days delinquent     672.0                634.7                549.0
Renegotiated commercial loans                                12.4                 12.9                 12.9
-----------------------------------------------------------------------------------------------------------------
Total nonperforming managed receivables                   1,657.9              1,541.9              1,340.4
Real estate owned                                           127.3                150.5                136.6
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Total nonperforming assets                               $1,785.2             $1,692.4             $1,477.0
=================================================================================================================
Managed credit loss reserves as a percent
  of nonperforming managed receivables                      117.3 %              117.3 %              119.1 %
-----------------------------------------------------------------------------------------------------------------

Credit Loss Reserves
-----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at beginning of quarter   $1,062.7             $1,051.0             $  862.5
Provision for credit losses                                 239.2                257.8                222.3
Chargeoffs, net of recoveries                              (228.0)              (239.9)              (188.1)
Portfolio acquisitions, net                                   8.3                 (6.2)                 3.5
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Reserves for owned receivables at end of quarter          1,082.2              1,062.7                900.2
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Credit loss reserves for receivables serviced
   with limited recourse at beginning of quarter            746.5                719.9                665.4
Provision for credit losses                                 350.7                294.6                218.2
Chargeoffs, net of recoveries                              (277.1)              (267.1)              (189.0)
Other, net                                                   42.2                 (0.9)                 1.4
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Credit loss reserves for receivables serviced
   with limited recourse at end of quarter                  862.3                746.5                696.0
-----------------------------------------------------------------------------------------------------------------
Total credit loss reserves at end of quarter             $1,944.5             $1,809.2             $1,596.2
=================================================================================================================
Credit loss reserves
     Owned                                               $1,082.2  4.54%<F2>  $1,062.7  4.35%<F2>  $  900.2  3.74%<F2>
     Serviced with limited recourse                         862.3  4.00          746.5  3.80          696.0  3.76
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Total managed credit loss reserves                       $1,944.5  4.29%      $1,809.2  4.10%      $1,596.2  3.75%
=================================================================================================================

<F1> Prior to the quarter ended December 31, 1997, credit quality statistics for auto finance receivables were not significant.  Credit quality data for these receivables were included in the other unsecured category.
<F2> % Columns:  comparisons to appropriate receivables.